UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 30, 2024

KILROY REALTY CORPORATION
KILROY REALTY, L.P.
(Exact name of registrant as specified in its charter)

Kilroy Realty Corporation	Maryland	001-12675	95-4598246
	(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

Kilroy Realty, L.P.	Delaware	000-54005	95-4612685
	(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

12200 W. Olympic Boulevard, Suite 200, Los Angeles, California, 90064
(Address of principal executive offices) (Zip Code)

(310) 481-8400

(Registrant's telephone number, including area code)

N/A
(Former name, former address and former fiscal year, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:
Registrant	Title of each class	Name of each exchange on which registered	Ticker Symbol
Kilroy Realty Corporation	Common Stock, $.01 par value	New York Stock Exchange	KRC

Securities registered pursuant to Section 12(g) of the Act:
Registrant	Title of each class
Kilroy Realty, L.P.	Common Units Representing Limited Partnership Interests

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Kilroy Realty Corporation:
Emerging growth company ☐
Kilroy Realty, L.P.:
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Kilroy Realty Corporation ☐	Kilroy Realty, L.P. ☐

Item 2.02    Results of Operations and Financial Condition.

On July 31, 2024, Kilroy Realty Corporation (the “Company”) issued a press release announcing its earnings for the quarter ended June 30, 2024 and distributed certain supplemental financial information. On July 31, 2024, the Company also posted the supplemental information on its website located at www.kilroyrealty.com. The text of the supplemental information and the related press release are furnished herewith as Exhibits 99.1 and 99.2, respectively, and are incorporated by reference herein.

Exhibits 99.1 and 99.2 are being furnished pursuant to Item 2.02 and shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information in this Current Report on Form 8-K shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act regardless of any general incorporation language in such filing.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Chief Financial Officer Appointment; Chief Financial Officer Employment Agreement

On July 30, 2024, the Board of Directors (the “Board”) of the Company appointed Jeffrey Kuehling to serve as Executive Vice President, Chief Financial Officer, effective on a date on or before September 3, 2024, to be mutually agreed between Mr. Kuehling and the Company (the “Transition Date”). In such capacity, Mr. Kuehling shall serve as the principal financial officer of the Company and Kilroy Realty, L.P. (the “Operating Partnership”), the Company’s operating partnership.

Jeffrey Kuehling, age 39, joins the Company from Brixmor Property Group (“Brixmor”), a publicly-traded real estate investment trust, where he has served as the Vice President, Corporate Strategy and then the Senior Vice President, Corporate Strategy since 2018. Prior to Brixmor, Mr. Kuehling served as the Director of Corporate Finance at RPT Realty and held several finance positions at Retail Properties of America, Inc. Mr. Kuehling received his bachelor’s degree from Indiana University, his master of science from the University of Florida, and his master of business administration from the University of Chicago. Mr. Kuehling is also a Certified Public Accountant and a Chartered Financial Analyst.

There are no arrangements or understandings between Mr. Kuehling and any other persons pursuant to which he was selected as an officer of the Company. There are also no family relationships between Mr. Kuehling and any director or executive officer of the Company, and Mr. Kuehling does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On July 30, 2024, the Company, the Operating Partnership, and Mr. Kuehling entered into an Employment Agreement (the “Employment Agreement”) that provides for Mr. Kuehling’s employment with the Operating Partnership and to serve in the position of Executive Vice President, Chief Financial Officer of the Company beginning on the Transition Date. The Employment Agreement includes the following compensation and benefits for Mr. Kuehling while he serves in these positions:

•Mr. Kuehling will be entitled to an annual base salary of $475,000, which may be increased (but not decreased) by the Board (or a committee thereof) from time to time.

•Mr. Kuehling will be entitled to an annual incentive bonus opportunity based on the achievement of performance criteria to be established by the Board (or a committee thereof). Mr. Kuehling’s annual target and maximum bonus opportunities will be 100% and 150%, respectively, of his base salary for the corresponding fiscal year.

•On or promptly following the Transition Date, the Company will grant Mr. Kuehling a stock unit award under the Company’s Amended and Restated 2006 Incentive Award Plan, as amended. The award will cover a number of shares of Company common stock equal to $700,000 divided by the closing price for a share of the Company’s common stock (in regular trading) on the New York Stock Exchange on the Transition Date (or, if the Transition Date is not a trading day, the last trading day prior to such date). The award will vest in one installment on January 6, 2026, subject to Mr. Kuehling’s continued employment through that date.

•Additional equity awards for Mr. Kuehling, commencing with awards for fiscal year 2025, will be in the discretion of the Board (or a committee thereof), provided that Mr. Kuehling’s annual equity award for fiscal year 2025 will have a grant date fair value (as determined in accordance with the Company’s equity award valuation methodology used for its financial reporting purposes) of not less than $750,000.

•Mr. Kuehling will be entitled to certain employee benefits, such as participation in the Company’s retirement and welfare benefit plans and programs, and fringe benefit plans and programs, made available to the Company’s executive officers generally.

•In connection with his relocation to the Los Angeles area, Mr. Kuehling will also be entitled to reimbursement for up to $50,000 in the aggregate for relocation costs, plus reimbursement for any taxes he may incur in connection with such reimbursements, provided that Mr. Kuehling must complete his relocation by September 30, 2024.

The term of Mr. Kuehling’s employment under the Employment Agreement will be for an initial term commencing on the Transition Date and ending on March 1, 2027, with automatic one-year renewals unless one party has provided the other party with at least 60 days’ advance notice of non-renewal of the term and subject to earlier termination by either the Company (which term includes the Operating Partnership, as the context may require, for purposes of employment and severance benefit provisions) or Mr. Kuehling.

The Employment Agreement generally provides that if Mr. Kuehling’s employment with the Company is terminated by the Company without Cause or by Mr. Kuehling for Good Reason, Mr. Kuehling will be entitled to receive the following separation benefits: (1) a severance payment equal to one times the sum of his annual base salary and target annual incentive bonus, paid out in installments over the one-year period following his separation date; (2) payment of any bonus due for a fiscal year that ended prior to his separation date plus a pro-rata portion of his target bonus for the year in which his employment ends (pro-rata based on the number of days of employment during the year); and (3) payment or reimbursement of Mr. Kuehling’s premiums to continue healthcare coverage under COBRA for up to 18 months. If such a termination of Mr. Kuehling’s employment by the Company without Cause or by him for Good Reason occurs during the period within 60 days before a Change in Control (as defined in the Employment Agreement) of the Company or at any time after such a Change in Control, Mr. Kuehling will be entitled to (a) a severance payment equal to one times the sum of his annual base salary and his target annual incentive bonus (with such amount to be paid generally in a lump sum if the termination occurs on or within two years after the Change in Control); (b) payment of any bonus due for a fiscal year that ended prior to his separation date plus a pro-rata portion of his target bonus for the year in which his employment ends (pro-rata based on the number of days of employment during the year); (c) payment or reimbursement of Mr. Kuehling’s premiums to continue healthcare coverage under COBRA for up to 18 months; (d) as to each then-outstanding equity-based award granted by the Company to Mr. Kuehling that vests based solely on continued service with the Company, accelerated vesting of the entire outstanding and unvested portion of the award; and (e) as to each outstanding equity-based award granted by the Company to Mr. Kuehling that is subject to performance-based vesting requirements, any service-based vesting requirement under the award will be deemed satisfied in full but the performance-based vesting measurement will still apply and will be treated as provided in the applicable award agreement. Mr. Kuehling’s receipt of the separation benefits described above is conditioned on him delivering a release of claims in favor of the Company. Mr. Kuehling is not entitled to a tax gross-up payment if any of his benefits are subject to taxation under Sections 280G and 4999 of the Internal Revenue Code, but his benefits will be reduced to the extent necessary to avoid such taxes if such a reduction in benefits would put Mr. Kuehling in a better after-tax position than receiving the benefits in full.

If Mr. Kuehling’s employment terminates due to his death or disability, he would be entitled to payment of any bonus due for a fiscal year that ended prior to his separation date plus a pro-rata portion of his target bonus for the year in which his employment ends.

The foregoing description of the Employment Agreement is a summary, does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Chief Investment Officer Employment Agreement

In connection with Mr. Kuehling’s appointment as the Company’s Executive Vice President, Chief Financial Officer as of the Transition Date, Eliott Trencher, the Company’s current Executive Vice President, Chief Financial Officer and Chief Investment Officer, will no longer serve as the Company’s Chief Financial Officer, effective as of the Transition Date. Mr. Trencher will continue to serve as the Company’s Executive Vice President, Chief Investment Officer.

On July 30, 2024, the Company, the Operating Partnership and Mr. Trencher entered into an amendment (the “Amendment”) to Mr. Trencher’s employment agreement with the Company and the Operating Partnership dated March 3, 2023. The Amendment reflects such change in Mr. Trencher’s position effective as of the Transition Date.

The foregoing description of the Amendment is qualified in its entirety by reference to the text of the Amendment, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 7.01    Regulation FD Disclosure.
As discussed in Item 2.02 above, the Company issued a press release announcing its earnings for the quarter ended June 30, 2024 and distributed certain supplemental information. On July 31, 2024, the Company also posted the supplemental information on its website located at www.kilroyrealty.com.

The information being furnished pursuant to Item 7.01 shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section. The information in this Current Report on Form 8-K shall not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act regardless of any general incorporation language in such filing.

Item 9.01    Financial Statements and Exhibits
(d) Exhibits.

Exhibit	Description
10.1*	Employment Agreement, dated as of July 30, 2024, between Kilroy Realty Corporation, Kilroy Realty, L.P., and Jeffrey Kuehling
10.2*	Amendment to Employment Agreement, dated as of July 30, 2024, between Kilroy Realty Corporation, Kilroy Realty, L.P., and Eliott Trencher
99.1*	Supplemental Operating and Financial Data for the quarter ended June 30, 2024
99.2*	Press Release dated July 31, 2024 regarding second quarter 2024 earnings
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
_______________
*    Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kilroy Realty Corporation
Date: July 31, 2024

By:	/s/ Merryl E. Werber
Merryl E. Werber Senior Vice President, Chief Accounting Officer and Controller

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kilroy Realty, L.P.
Date: July 31, 2024

By:	Kilroy Realty Corporation,
Its general partner

By:	/s/ Merryl E. Werber
Merryl E. Werber Senior Vice President, Chief Accounting Officer and Controller